As filed with the Securities and Exchange Commission on June 4, 2010

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3110160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Manning Road, Billerica, Massachusetts	01821
(Address of registrant’s principal executive offices)	(Zip Code)

BRUKER CORPORATION

2010 INCENTIVE COMPENSATION PLAN
(Full title of the Plan)

Frank H. Laukien, Ph.D.

Chairman, President and Chief Executive Officer

Bruker Corporation

40 Manning Road

Billerica, MA 01821

 (Name and address of agent for service)

(978) 663-3660

(Telephone number, including area code, of agent for service)

Copy to:

Richard M. Stein

Nixon Peabody LLP

100 Summer Street

Boston, Massachusetts 02110

(617) 345-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.01 per share	8,000,000	$12.38	$99,040,000	$7,061.55
Total	8,000,000			$7,061.55

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may be issuable under the 2010 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for purposes of calculating the registration fee. Calculated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low sales prices of the Common Stock on June 1, 2010, as reported on the Nasdaq Stock Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the Form S-8 are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”)(by incorporation by reference or otherwise), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed by Bruker Corporation (the “Company”) with the Commission, are incorporated in this registration statement by reference:

(1)        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010;

(2)        Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed on May 10, 2010, as amended by Amendment No. 1 on Form 10-Q/A filed on May 26, 2010;

(3)        Our Current Reports on Form 8-K filed with the Commission on March 12, 2010, March 26, 2010, April 2, 2010 and May 18, 2010, each to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

(4)        The description of our common stock contained in our registration statement on Form 8-A, filed under Section 12 of the Exchange Act on June 20, 2000, and all amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02, 7.01, 5.07 and 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.  The common stock of the Company is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

The validity of the authorization and issuance of the shares of Common Stock registered hereby will be passed upon by Nixon Peabody LLP, Boston, Massachusetts, counsel to the Company.  Richard M. Stein, a partner in the law firm of Nixon Peabody LLP, beneficially owns shares of Common Stock and options to purchase Common Stock in the Company and also serves as Secretary and a Director of the Company.  In addition, Nixon Peabody LLP beneficially owns options to purchase Common Stock in the Company.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits the Company to indemnify any director or officer of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company.  This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action.  The statute permits the purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

Article 10 of our By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Article Tenth of our Amended Certificate of Incorporation eliminates the personal liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The foregoing statements are subject to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL, Article Tenth of our Amended Certificate of Incorporation and Article 10 of our By-laws.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1

Amended Certificate of Incorporation of Bruker Corporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 17, 2008)

4.2	Bylaws of Bruker Corporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, declared effective August 3, 2000)

5.1	Opinion of Nixon Peabody LLP

10.1	Bruker Corporation 2010 Incentive Compensation Plan (incorporated herein by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed April 14, 2010)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Nixon Peabody LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

24.1	Powers of Attorney (included on the signature page of this Form S-8 and incorporated by reference)

Item 9.    Undertakings.

(a)         The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts on June 4, 2010.

BRUKER CORPORATION

By :	/s/ Frank H. Laukien
Frank H. Laukien
Chairman, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank H. Laukien and Brian P. Monahan and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of June, 2010.

Signature	Title	Date

/s/ Frank H. Laukien	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	June 4, 2010
Frank H. Laukien, Ph.D.

/s/ Brian P. Monahan	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2010
Brian P. Monahan

/s/ Wolf-Dieter Emmerich	Director	June 4, 2010
Wolf-Dieter Emmerich

/s/ Stephen W. Fesik	Director	June 4, 2010
Stephen W. Fesik

/s/ Brenda J. Furlong	Director	June 4, 2010
Brenda J. Furlong

/s/ Tony W. Keller	Director	June 4, 2010
Tony W. Keller

/s/ Richard D. Kniss
Richard D. Kniss	Director	June 4, 2010

/s/ Dirk D. Laukien	Director	June 4, 2010
Dirk D. Laukien

Joerg C. Laukien	Director

/s/ William A. Linton	Director	June 4, 2010
William A. Linton

/s/ Richard A. Packer	Director	June 4, 2010
Richard A. Packer

/s/ Richard M. Stein	Director	June 4, 2010
Richard M. Stein

/s/ Bernhard Wangler	Director	June 4, 2010
Bernhard Wangler

EXHIBIT INDEX

Exhibit
No.	Exhibit

4.1

Amended Certificate of Incorporation of Bruker Corporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 17, 2008)

4.2	Bylaws of Bruker Corporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, declared effective August 3, 2000)

5.1	Opinion of Nixon Peabody LLP

10.1	Bruker Corporation 2010 Incentive Compensation Plan (incorporated herein by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed April 14, 2010)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Nixon Peabody LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

24.1	Powers of Attorney (included on the signature page of this Form S-8 and incorporated by reference)